Exhibit 99.1

Media Contact:

Tabitha Long

1+ 312.384.8018

tlong@inteliquent.com

FOR IMMEDIATE RELEASE

INTELIQUENT EXPANDS ITS OMNI OFFERING THROUGH ACQUISITION OF SHOPETY, INC.

Acquisition of Next Generation Software and Switching Platform to Extend Features of Omni — Inteliquent’s One-Stop Shop Solution for Voice and Messaging

CHICAGO, May 18, 2016 (GLOBE NEWSWIRE) - Inteliquent, Inc. (NASDAQ:IQNT), the nation’s premier voice and messaging interconnection partner for communications service providers of all types, announced today that it has acquired Shopety, Inc. d/b/a Better Voice, a developer of communications software and next generation switching technologies. The acquired technologies expand the capabilities and addressable market of Inteliquent’s Omni product line.

“We developed Omni to simplify the integration of our voice and messaging services into our customers’ product portfolio,” said Brett Scorza, Inteliquent’s CIO and EVP of Product Development. “With the acquisition of a robust next generation software and switching platform, plus the talented developers joining Inteliquent as part of the transaction, Omni further simplifies customer access to our communications services.”

With the software and technology acquisition, and planned further development of the next generation software and switching platform, Inteliquent will be enhancing its Omni product line with a range of new features, functionality and interface options. Omni, launched at the 2016 INCOMPAS show in April, is a comprehensive voice and messaging solution for the next generation telecommunications service provider market. The Omni product line enables communication providers to use Inteliquent services to power their solutions easily and efficiently.

Omni equips next generation communications service providers with single source access to message-enabled telephone numbers and the delivery of all of a customer’s inbound and outbound voice calls and text messages to or from those telephone numbers. Inteliquent’s offer is available using the market’s most user-friendly web portal and APIs for seamless integration and automation. Omni’s voice and messaging reach to and from the public networks, coupled with Inteliquent’s high quality network, provides an unparalleled quality of service for the next generation service provider sector.

“We are excited with the reception of Omni by our customers, and with this acquisition, Inteliquent is well positioned to meet the evolving needs of this dynamic market,” said Alissa Clousing, Inteliquent’s VP of Product. “Expanding Omni is a key aspect of our “Growth Forward” plan that increases our addressable market by allowing more customers to use Inteliquent’s services.”

About Inteliquent

Inteliquent is a premier interconnection partner for communication service providers of all types. As the nation’s highest quality provider of voice and messaging interconnection services, Inteliquent is used by nearly all national and regional wireless carriers, cable companies, and CLECs in the markets it serves, and its network carries approximately 17 billion minutes of traffic per month. With the recent launch of its Omni solution, Inteliquent is now also fully dedicated to supporting the growing market of next generation service providers. Please visit Inteliquent’s website at WWW.INTELIQUENT.COM and follow us on Twitter @Inteliquent.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: our ability to market the Omni voice and messaging solution, including the risk that the service will not meet our targets for revenue or profitability, including EBITDA and Adjusted EBITDA; the risk that our costs to provide the Omni voice and messaging solution will be higher than we expect; the effects of competition and downward pricing pressure resulting from such competition; the impact of current and future regulation, including rules or regulations enacted by the Federal Communications Commission; the risks associated with our ability to successfully develop and market other new services, many of which are beyond our control; technological developments; the ability to obtain and protect intellectual property rights; and other important factors included in our reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of our Annual Report on Form 10-K for the period ended December 31, 2015, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

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